Exhibit 21.1

PNW has the following subsidiaries: 1) Arizona Public Service Company
		2) APS Energy Services Company, Inc. (sold on 8/19/11)
		3) El Dorado Investment Company
		4) Pinnacle West Energy Corporation (merged into PWCC 8/1/06)
		5) SunCor Development Company
		6) APSES Holdings, Inc.
		APS Energy L.P. (dissolved 9/29/06)
		7) Pinnacle West Marketing & Trading Co., LLC
Pinnacle West Energy affiliates:
	1) GenWest, LLC	} now under PWCC
	2) APACS Holdings, LLC	} now under PWCC

Arizona Public Service Company has the following subsidiaries/affiliates:
	1) APS Foundation, Inc.
	2) Axiom Power Solutions, Inc.
	3) BIXCO, Inc.
	4) PWE NEWCO, Inc.
	5) Powertree Carbon Co., LLC

APS Energy Services Company had the following affiliates:
	1) Apex Power LLC (dissolved 8/10/10)
	2) Northwind Phoenix LLC (a Delaware LLC/subsidiary of APSES) (sold 6/22/10)
	3) Tucson District Energy, LLC (an Arizona LLC/subsidiary of Northwind Phx LLC) (sold 6/22/10)
	4) Crest Power, LLC (dissolved 8/10/10)

El Dorado has or has had the following investments/affiliates:
	1) Acoustic Locating Services, LLC (dissolved in 2009)
	2) Aegis Technologies, Inc. (dissolved in 2009)
	3) Arizona Business Accelerator (dissolved in 2008)
	4) Arizona Professional Baseball Ltd Partnership
	5) Dominion Fund II (dissolved as of 12/31/02)
	6) El Dorado Ventures / El Dorado Ventures II (dissolved as of 12/31/02)
	7) El Dorado Ventures III (dissolving)
	8) Gateway Data Sciences Corp. (dissolved as of 12/31/02)
	9) NAC Holding Inc./ NAC International Inc. (all stock sold on 11/18/04 to USEC, Inc)
	10) NxtPhase Corporation (sold in 2009)
	11) Phoenix Downtown Theater LLC
	12) Phoenix Suns Ltd Partnership (sold on 6/30/04)
	13) PowerOneData, Inc. (sold in 2008)
	14) Serveron Corporation (sold in 2007)
	15) Underground Imaging Technologies (Vermeer Manufacturing Company)
	16) SoftSwitching Technologies
	17) Zolo Technologies

SunCor has the following subsidiaries and other related entities:
1.	Centrepoint Associates, LLC (Kimco)	17.	SDC Prescott Valley, LLC
2.	Club West Golf Course, LLC	18.	SDC Yavapai, LLC
3.	Coral Canyon HD, LLC (SITLA)	19.	Sedona Golf Resort LC (Sedona Assoc. LP)
4.	Golf de Mexico, S.A. de C.V.	20.	StoneRidge Commercial, LLC
5.	Hayden Ferry Lakeside, LLC	21.	StoneRidge — Prescott Valley LLC
	Lakeside Residential Communities, LLC		StoneRidge Golf Course, LLC
	BV at Hayden Ferry Lakeside, LLC	22.	SunCor Homes, Inc. (fka Golden Heritage Homes, Inc.)
	Edgewater at Hayden Ferry Lakeside, LLC		SunCor Construction AZ, Inc
	Waterford at Hayden Ferry Lakeside, LLC		Golden Heritage Construction Nevada, LLC
	Hayden Ferry Lakeside II, LLC		SunCor Financial, LLC
	Hayden Ferry Lakeside III, LLC	23.	SunCor Construction, Inc.
6.	Hidden Hills of Scottsdale, LLC	24.	SunCor Golf, Inc.
7.	Highland Water Company, Inc.		Westworld Golf Course, LLC
8.	Kabuto SunCor JV (Kabuto Int’l Corp.)	25.	SunCor Idaho, Inc.
9.	Marina Heights, LLC		Avimor, LLC
10.	Palm Valley 303 Building 1, LLC		SunCor Realty & Management Idaho, LLC
11.	Palm Valley Golf Club, Inc.	26.	SunCor New Mexico, Inc.
12.	Palm Valley Professional Plaza, LLC		SunCor Albuquerque, LLC
13.	Rancho Viejo de Santa Fe, Inc.		SunCor Construction NM, LLC
14.	Riverside Distribution Center, LLC (Ryan Buckeye, LLC)	27.	SunCor Realty & Management Company
15.	Scottsdale Mountain Limited Partnership	28.	SunCor Utah, Inc.
16.	SDC Prescott, LLC	29.	SunRidge Canyon, LLC
		30.	Talavi Associates, LLC (WLD Partners)